Exhibit J-2


                           TRANSFER AGENCY AGREEMENT

         AGREEMENT dated as of April 21, 2004 between NT Alpha Strategies Fund, a Delaware statutory trust (the "Fund"), and The Northern Trust Company, an Illinois state bank ("Northern").

                                  WITNESSETH

         WHEREAS, the Fund is an closed-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Fund is empowered to issue preferred and common units of beneficial interest ("Units"); and

         WHEREAS, the Fund desires to retain Northern to render the transfer agency and other services contemplated hereby with respect to the Fund and Northern is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Appointment. The Fund hereby appoints Northern to provide the transfer agency and other services contemplated hereby with respect to the Fund for the periods and on the terms herein set forth. Northern accepts such appointment and agrees to render such transfer agency and other services for the compensation herein provided.

         2. Duties of Northern.

                  a. Northern will act as transfer agent with respect to the Fund, provide information in connection with the preparation by the Fund of various regulatory reports and prepare reports to the Trustees and management.

                  b. Subject to paragraph 4, Northern shall:

                           (i)      process purchase and redemption
                                    transactions, including transactions
                                    generated by any service provided outside of this Agreement by Northern, its affiliates or correspondent banks or other financial intermediaries whereby customer account cash balances are automatically invested in Units, and the disbursement of the proceeds of redemptions, all on a timely basis and as described in the Fund's Confidential Offering Memorandum (the "Memorandum") and this Agreement;

                           (ii) furnish confirmations in accordance with applicable law, and provide periodic statements to each Unitholder showing account balances and all transactions since the last statement, all on a timely basis and as described in the Memorandum and this Agreement;

                           (iii) furnish proxy statements and proxies, annual and semi-annual financial statements, and dividend, distribution and tax notices to Unitholders; and

                           (iv) make arrangements for such office space, equipment, telephone facilities and personnel as may be necessary or desirable for performance of its services hereunder.

                  c. Northern shall render to the Fund and its Administrator such periodic and special reports as either of them may reasonably request.

         3. Processing, Transfer Agency and Subaccounting Duties. With respect to Fund:

                  a. Northern shall process and record the issuance of Units in accordance with Instructions from the Fund or its Administrator.

                  b. Northern shall process and record the redemption of Units in accordance with Instructions from the Fund or its Administrator.

                  c. Northern shall, as income disbursing agent for the Fund and in accordance with Instructions, if any, from the Fund or its Administrator and the Memorandum, prepare and mail or credit income and capital gain dividends or distributions on the Units to each of the Unitholders at the time and in the manner contemplated by the Memorandum.

                  d. Northern shall maintain individual account records with respect to each Unitholder in accordance with Instructions from the Fund or its Administrator. Northern shall maintain all records relating to its activities and obligations under this Agreement in such manner as will enable the Fund and Northern to meet their respective obligations under: (i) the Memorandum; (ii) the 1940 Act, particularly Sections 30 and 31 hereof, and the rules and regulations thereunder; (iii) applicable Federal and state tax laws; and (iv) any other law or administrative rule or procedure which may be applicable to the Fund or Northern. Northern shall preserve all records and other data created and maintained pursuant to this Agreement in accordance with Instructions from the Fund or its Administrator.

                  e. Northern, shall be responsible for carrying out all tax withholding and related remittance obligations applicable to dividends and distributions on the Units. Northern shall prepare and file with the internal Revenue Service and with the appropriate state agencies, and mail to the Unitholders, such returns for reporting, and information as to the Federal income tax consequences of, dividends and distributions paid, credited or withheld as are required on the part of the Fund, Northern, its affiliates or correspondent banks by the Memorandum or applicable law or regulation to be so filed and mailed. Without limiting the generality of the foregoing, such returns and information shall be prepared in conformity with such Instructions, if any, from the Fund or its Administrator as may be given to Northern from time to time.

                  f. Northern shall promptly inform the Fund and its Administrator of all written complaints received by Northern from Unitholders relating to the Fund or the maintenance of their accounts. Northern shall promptly answer such complaints or other correspondence from the Unitholders relating to the Fund or the maintenance of their accounts, as well as similar correspondence directed by the Fund or its administrator to Northern's attention, all as the Fund or its Administrator shall request. Northern shall provide the Fund and its Administrator on a timely basis with information in this regard in accordance with instructions from the Fund or its Administrator.

                  g. Northern shall receive, examine and tabulate returned proxies and certify the vote to the Fund, all as and to the extent requested by the Fund.

         4. Expenses. During the term of this Agreement, Northern will pay all expenses incurred by it in connection with the performance of its duties under this Agreement.

         5. Compensation. For the services provided and the expenses assumed by Northern pursuant to this Agreement, the Fund will pay to Northern as full compensation therefor a fee payable monthly at an annual rate of 0.01%.

         6. Duration and Termination. This Agreement shall be effective on the Effective Date and, unless sooner terminated as provided herein, shall continue until March 31, 2005 (the "Initial Term").

                  a. Upon the expiration of the Initial Term this Agreement shall continue automatically for successive one-year terms ("Renewal Terms") with respect to the Fund, provided such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board of Trustees of the Fund who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement.

                  b. The Fund may terminate this Agreement at any time after the Initial Term, with or without cause, and without penalty, on at least sixty (60) days written notice to Northern.

                  c. Northern may terminate this Agreement with respect to itself at any time after the Initial Term, with or without cause, and without penalty, on at least sixty (60) days written notice to the Fund.

                  d. This Agreement will be automatically and immediately terminated in the event of any assignment (as defined by the 1940 Act).

         7. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party.

         8. Interpretative and Additional Provisions. In connection with the operation of this Agreement, Northern and the Fund may agree from time to time, by written instrument signed by both parties, on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, provided that no such interpretative or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Fund's Agreement and Declaration of Trust or By laws, as the same may from time to time be amended. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         9. Instructions.

                  a. Northern shall be deemed to have received Instructions (as that term is used herein) upon receipt of written instructions (including receipt by facsimile), which may be continuing instructions, signed by not less than two of the persons the Trustees shall have from time to time authorized to dive the particular class of Instructions in question. Different persons may be authorized to give Instructions for different purposes, and Instructions may be general or specific in terms. A certified copy of a by-law, resolution or action of the Trustees of the Fund may be received and accepted by Northern as conclusive evidence of the authority of any such persons to act and may be considered to be in full force and effect until receipt of written notice (or oral notice followed by written confirmation within seven days) to the contrary.

                  b. One or more designated persons may be authorized to issue oral (such term as used herein including, without limitation, telephoned) instructions, specifying the type or types of instructions that may be so issued, in which case the Fund shall deliver to Northern resolutions of the Trustees to such effect. Two or more of the persons designated by the Trustees to give oral instructions shall promptly confirm such oral instructions in writing to Northern. Such instructions when given in accordance with the provisions hereof and with such resolutions shall be deemed instructions hereunder. In the case of conflict between oral instructions given by a person designated in the resolution of the Trustees referred to in the first sentence of this subparagraph (b) and any written instructions, the Instructions most recently received by Northern shall prevail following such receipt, and in case of conflict between oral Instructions given by a person designated in such resolution and any written confirmation or purported confirmation of oral Instructions, such written confirmation or purported confirmation shall prevail following receipt thereof by Northern; provided that any transaction initiated by Northern pursuant to such oral Instructions, may, but need not, be completed by Northern notwithstanding Northern's receipt of conflicting subsequent Instructions hereunder or written confirmation or purported confirmation of oral Instructions hereunder subsequent to Northern's initiation of such transaction.

         10. Audit, Inspection and Visitation. In addition to its other duties hereunder, Northern shall cooperate with the Fund and the Fund's independent public accountants in connection with (a) the preparation of reports to the Unitholders, to the Securities and Exchange Commission (the "Commission") (including all required periodic and other reports), to state securities commissioners and to others, (b) annual and other audits of the books and records of the Fund, and (c) other matters of a like nature. Northern shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit, inspection and copying by the Fund, its Administrator, the Fund's independent public accountants, or any other person retained by the Fund or its Administrator, or by agents of the Commission. Upon reasonable notice by the Fund or its Administrator, Northern shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by any of the persons referred to in the preceding sentence.

         11. Opinion and Reports of Fund's Independent Accountants.

                  a. Northern shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants in connection with the preparation of the Fund's reports to the Commission and with respect to any other requirements of the Commission.

                  b. Northern shall provide the Fund or its Administrator, at such times as the Fund or its Administrator may reasonably require, with reports by independent public accountants on the accounting system and internal accounting controls relating to the services provided by Northern under this Agreement. Such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, its Administrator or its independent public accountants, to provide reasonable assurance that any material weaknesses with respect to such accounting system and such internal accounting, controls would be disclosed by such examination, and, if there are no such weaknesses, shall so state.

         12. Systems. Northern represents that it has, and it agrees to maintain, sufficient systems capability to perform its obligations under this Agreement and the Memorandum.

         13. Security. Northern represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Fund's records and other data and Northern's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

         14. Status of Northern as Independent Contractor. Northern shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund or its administrator, respectively, from time to rime, have no authority to act for or represent the Fund or the Administrator in any way or otherwise be deemed an agent of the Fund or its administrator. The services of Northern hereunder are not deemed exclusive and Northern shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         15. Appointment of Agents. Northern will from time to time employ or associate with itself such person or persons as it may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons include officers and employees who are employed by both Northern and the Fund. Northern shall pay the compensation of such person or persons and no obligation shall be incurred on behalf of the Fund in such respect.

         16. Unitholder Liability. This Agreement is executed or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, Officers or holders of Units of the Fund individually but are binding only upon the Fund and its assets and property. All obligations of the Fund under this Agreement shall apply only on a Fund by Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

         17. Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Administrator shall be sufficiently given if addressed to a party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

         To the Fund:

         Joseph W. McInerney
         NT Alpha Strategies Fund
         50 South LaSalle Street - M-23
         Chicago, IL 60675

         To Northern:

         Craig R. Carberry, Esq.
         The Northern Trust Company
         50 South LaSalle Street - M-9
         Chicago, IL 60675

         18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Delaware and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS THEREOF, the parties have caused this, instrument to be executed as of the day and year first above written.

                                              NT ALPHA STRATEGIES FUND


                                              By
                                                -----------------------------
                                              As its
                                                    -------------------------


                                              THE NORTHERN TRUST COMPANY


                                              By
                                                -----------------------------
                                              As its
                                                    -------------------------